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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Atmos Energy Corporation for the registration of 250,000 shares of its common stock of our report dated November 4, 1996 with respect to the consolidated financial statements of Atmos Energy Corporation included in its Annual Report on Form 10-K for the year ended September 30, 1996, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP


Dallas, Texas
July 29, 1997